              JEFFERSON BANCSHARES, INC. ANNOUNCES EARNINGS FOR THE
                      QUARTER AND YEAR ENDED JUNE 30, 2009

Morristown, Tennessee -- (July 31, 2009) - Jefferson Bancshares, Inc. (NASDAQ:
JFBI), the holding company for Jefferson Federal Bank, announced net earnings for the quarter ended June 30, 2009 of $683,000, or $0.11 per diluted share, compared to net earnings of $494,000, or $0.09 per diluted share, for the quarter ended June 30, 2008. For the year ended June 30, 2009, net earnings were $2.6 million, or $0.43 per diluted share, compared to $1.2 million, or $0.22 per diluted share, for fiscal 2008. The 2009 results reflect the Company's acquisition of State of Franklin Bancshares, Inc., the parent company of State of Franklin Bank, a Tennessee chartered savings bank headquartered in Johnson City, Tennessee, (collectively, "State of Franklin") on October 31, 2008. Also included in 2009 results is the Company's share of the FDIC's industry-wide special assessment, which was approximately $309,000.

Financial results for the year ended June 30, 2008 include a $667,000 non-cash charge to deferred income tax expense to establish a valuation allowance against deferred tax assets related to the charitable contribution carryforward directly attributable to the company's contribution to the Jefferson Federal Charitable Foundation in July 2003. Excluding this tax charge, core net earnings were $1.9 million, or $0.33 per diluted share, for the year ended June 30, 2008. For a reconciliation of core net earnings and net earnings on a GAAP basis, see the table below.

Anderson L. Smith, President and Chief Executive Officer, commented, "Given the significant increase in FDIC premiums and the special assessment, we are pleased to report solid financial results for the quarter and fiscal year. We have strengthened our allowance for loan losses in response to economic conditions and we continue to monitor asset quality diligently. Although non-performing assets increased during fiscal 2009, the Company's asset quality continues to compare favorably with industry peers."

At June 30, 2009, total assets were $662.7 million compared to $330.3 million at June 30, 2008. Net loans increased $215.6 million to $498.1 million at June 30, 2009, compared to $282.5 million at June 30, 2008, reflecting the State of Franklin acquisition. Deposits increased $258.6 million to $482.2 million at June 30, 2009, primarily due to deposits assumed in connection with the State of Franklin acquisition. Total stockholders' equity was $79.5 million at June 30, 2009 compared to $72.8 million at June 30, 2008. The increase in stockholders' equity is primarily due to the issuance of 736,000 shares of common stock related to the State of Franklin acquisition.

Nonperforming assets increased to 1.43% of total assets at June 30, 2009, compared to 0.23% of total assets at June 30, 2008, primarily due to an increase in nonaccrual real estate loans and repossessed assets. The increase in nonperforming loans is due in part to the addition of nonperforming loans from the State of Franklin acquisition, as well as the current economic environment. Net charge-offs for the year ended June 30, 2009 were $601,000, or 0.14% of average loans, compared to $570,000, or 0.20% of average loans for fiscal 2008.

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The allowance for loan losses was $4.7 million, or 0.94% of total gross loans, at June 30, 2009 compared to $1.8 million, or 0.65% of total gross loans, at June 30, 2008. The provision for loan losses totaled $910,000 for the year ended June 30, 2009, compared to $451,000 for the year ended June 30, 2008. The allowance for loan losses increased $2.9 million during the year ended June 30, 2009 due primarily to the addition of the State of Franklin allowance for loan losses. The increase in the provision for loan losses was primarily the result of the increase in nonaccrual real estate loans.

Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a Tennessee-chartered savings bank headquartered in Morristown, Tennessee. Jefferson Federal Bank is a community oriented financial institution offering traditional financial services with offices in Hamblen, Knox, Washington and Sullivan Counties, Tennessee. The Company's stock is listed on the NASDAQ Global Market under the symbol "JFBI." More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.
                                                    ------------------------

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                           JEFFERSON BANCSHARES, INC.

                  RECONCILIATION OF GAAP AND CORE NET EARNINGS
                                   (Unaudited)


(1) While core net earnings is not a measure of performance calculated in accordance with GAAP, the Company believes that this measure is important for the year ended June 30, 2008 to convey to investors the Company's earnings for this period absent the $667,000 non-cash charge to deferred income tax expense to establish a valuation allowance against deferred tax assets during the year ended June 30, 2008. The valuation allowance was related to the charitable contribution carryforward directly attributable to the Company's contribution to the Jefferson Federal Charitable Foundation in July 2003. The Company calculated its core net earnings for the year ended June 30, 2008 by subtracting this $667,000 non-cash charge from net income for the period. Core net earnings should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data calculated in accordance with GAAP. Moreover, the manner in which the Company calculates core net earnings may differ from that of other companies reporting measures with similar names. Reconciliation of the Company's GAAP and core net earnings for the year ended June 30, 2008 follows.


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
                                                                              Year Ended
                                                                               June 30,
                                                                          2009         2008
                                                                          ----         ----
                                                                        (Dollars in thousands,
                                                                        except per share data)
GAAP net earnings (loss)                                                 $2,630        $1,247
Plus: non-cash charge to deferred income tax expense                     $    0        $  667
                                                                         ------        ------
Core net earnings                                                        $2,630        $1,914
                                                                         ======        ======

GAAP earnings (loss) per diluted share                                   $ 0.43        $ 0.22
Plus: non-cash charge to deferred income tax expense                     $ 0.00        $ 0.11
                                                                         ------        ------
Core net earnings per diluted share                                      $ 0.43        $ 0.33
                                                                         ======        ======

                            JEFFERSON BANCSHARES, INC.

                                                 At                 At
                                           June 30, 2009       June 30, 2008
                                       -------------------   ------------------
                                                (Dollars in thousands)

Financial Condition Data:
Total assets                                  $662,655            $330,265
Loans receivable, net                          498,107             282,483
Cash and cash equivalents, and
    interest-bearing deposits                   44,108              17,616
Investment securities                           36,544               3,478
Deposits                                       482,167             223,552
Borrowings                                      90,309              33,000
Stockholders' equity                           $79,505             $72,777

                                                           Three Months Ended                    Year Ended
                                                                June 30,                          June 30,
                                                      2009                2008             2009              2008
                                                  -------------       -------------    -------------     -------------
                                                            (Dollars in thousands, except per share data)

Operating Data:
Interest income                                   $    8,207          $    4,746        $   28,161        $   20,846
Interest expense                                       3,381               1,910            11,619             9,248
Net interest income                                    4,826               2,836            16,542            11,598
Provision for loan losses                                300                  80               910               451
Net interest income after
   provision for loan losses                           4,526               2,756            15,632            11,147
Noninterest income                                     1,530                 383             3,198             1,520
Noninterest expense                                    4,771               2,492            14,683             9,889
Earnings before income taxes                           1,285                 647             4,147             2,778
Total income taxes                                       602                 153             1,517             1,531
Net earnings                                      $      683          $      494        $    2,630        $    1,247


Share Data:
Earnings per share, basic                         $     0.11          $     0.09        $     0.43        $     0.22
Earnings per share, diluted                       $     0.11          $     0.09        $     0.43        $     0.22
Dividends per share                               $     0.06          $     0.06        $     0.24        $     0.24
Book value per common share                       $    11.85          $    11.72        $    11.85        $    11.72
Weighted average shares:
    Basic                                          6,216,744           5,645,304         6,058,580         5,717,375
    Diluted                                        6,216,744           5,645,304         6,058,580         5,717,375


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

                                                         Year Ended June 30,
                                                     2009                  2008
                                                --------------         -------------
                                                      (Dollars in thousands)
Allowance for Loan Losses:
Allowance at beginning of period                       $1,836                 $1,955
Allowance of acquired bank                             $2,577                      -
Provision for loan losses                                 910                    451
Recoveries                                                114                    114
Charge-offs                                              (715)                  (684)
                                                   -----------           ------------
Net Charge-offs                                          (601)                  (570)
                                                   -----------           ------------
Allowance at end of period                             $4,722                $ 1,836
                                                   ===========           ============

Net charge-offs to average outstanding
    loans during the period, annualized                  0.14%                  0.20%


                                                      At                       At
                                                 June 30, 2009            June 30, 2008
                                            ------------------------   --------------------
                                                       (Dollars in thousands)

Nonperforming Assets:
Nonaccrual loans:
    Real estate                                       $   2,565               $    139
    Commercial                                            3,411                    162
    Consumer                                                 55                      -
                                                    -----------           ------------
       Total                                              6,031                    301
                                                    -----------           ------------
Real estate owned                                         3,328                    462
Other nonperforming assets                                  106                      5
                                                    -----------           ------------

Total nonperforming assets                            $   9,465               $    768
                                                   ============          =============


                                                  Year Ended               Year Ended
                                                 June 30, 2009            June 30, 2008
                                            ------------------------   --------------------

Performance Ratios:
Return on average assets                                 0.48%                  0.37%
Return on average equity                                 3.40%                  1.69%
Interest rate spread                                     3.35%                  3.00%
Net interest margin                                      3.65%                  3.73%
Efficiency ratio                                        76.57%                 75.38%
Average interest-earning assets to
    average interest-bearing liabilities               111.64%                124.75%

Asset Quality Ratios:
Allowance for loan losses as a
    percent of total gross loans                         0.94%                  0.65%
Allowance for loan losses as a
    percent of nonperforming loans                      78.30%                609.97%
Nonperforming loans as a percent
    of total loans                                       1.20%                  0.11%
Nonperforming assets as a percent
    of total assets                                      1.43%                  0.23%

Contacts:

Jefferson Bancshares, Inc.
Anderson L. Smith, President and Chief Executive Officer
423-586-8421
Jane P. Hutton, Chief Financial Officer
423-586-8421